AMENDMENT NO. 2 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 (the “Amendment”), dated as of August 1, 2006, to the Rights Agreement (the “Rights Agreement”), dated as of March 15, 2006, between EMAK Worldwide, Inc., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”), as amended by that certain Amendment No. 1 to Rights Agreement, dated May 31, 2006, between the Company and the Rights Agent, is being executed at the direction of the Company.

WHEREAS, Section 27 of the Rights Agreement permits the Company from time to time to supplement and amend the Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the parties agree as follows:

1.	The defined term “Final Expiration Date” in Section 1(o) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:
(i)	“Final Expiration Date” shall mean August 1, 2006.”
2.

This Amendment shall become effective as of the day and year first written above. Except as modified by this Amendment, the Rights Agreement shall remain in full force and effect without any modification.

3.	By executing this Amendment below, the Company certifies that this Amendment has been executed and delivered in compliance with the terms of Section 27 of the Rights Agreement.
4.	This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

LEGAL_US_W # 54123139.1	1.

The parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

EMAK WORLDWIDE, INC.

By: /S/TERESA L. TORMEY Name: Teresa L. Tormey Title: Chief Administrative Officer & General
Counsel

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By: /S/WILLIAM F. SEEGRABER Name: William F. Seegraber Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO RIGHTS AGREEMENT]

LEGAL_US_W # 54123139.1